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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 7, 2000
                Date of Report (Date of earliest event reported)

                        Commission File Number 000-23177

                              TRAVELOCITY.COM INC.
             (Exact name of Registrant as specified in its charter)


                 Delaware                                                   75-2855109
(State or other jurisdiction of incorporation or             (IRS Employer Identification Number)
organization)

                            4200 Buckingham Boulevard
                                     MD 1400
                             Fort Worth, Texas 76155
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (817) 963-2923

Item 2. Acquisition of Assets

         On March 7, 2000, the transactions contemplated by the Agreement and Plan of Merger, dated as of October 3, 1999 and amended as of January 24, 2000, among us, Sabre Inc., Travelocity Holdings, Inc., a wholly-owned subsidiary of Sabre Inc., and Preview Travel Inc., were consummated. As a result of these transactions, Preview Travel, Inc. was merged with and into us. A full description of these transactions is contained in our proxy statement/prospectus dated February 4, 2000.


Item 5. Other Events

         Pursuant to Rule 12g-3(a), the Travelocity.com Common Stock is deemed to be registered under Section 12(g) of the Exchange Act of 1934, as amended, upon consummation of the merger.



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Item 7. Financial Statements and Pro Forma Financial Statements

         (a)      Financial statements of business acquired.
                  The financial statements required by this Item will be filed by amendment not later than sixty (60) days after the date that this initial report on Form 8K must be filed.

         (b)      Pro forma financial information
                  The pro forma financial information required by this Item will be filed by amendment not later than sixty (60) days after the date that this initial report on Form 8K must be filed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                TRAVELOCITY.COM INC.


Dated: March 7, 2000                              /s/ Andrew B. Steinberg
                                                --------------------------------
                                                By:     Andrew B. Steinberg
                                                Title:  Senior Vice President,
                                                        General Counsel and
                                                        Corporate Secretary